Exhibit 3.111

ARTICLES OF INCORPORATION

OF

SPECIALTY REHABILITATION CENTERS OF TEXAS, INC.

We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE ONE

The name of the Corporation is Specialty Rehabilitation Centers of Texas, Inc.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose or purposes for which the Corporation is organized are:

(a)	To engage in the business of providing comprehensive rehabilitation and clinical healthcare services on an in-patient basis or otherwise in rehabilitation clinics and hospitals to the general public through the provision of physician services, physical therapy, social and/or psychological, respiratory therapy, cardiac rehabilitation, pulmonary rehabilitation, occupational therapy, speech pathology, prosthetic and orthotic devices, nursing care, drugs and biologicals, supplies, appliances and equipment and other services and to do any and all things necessary and appropriate to carry out such business effectively, including, without limitation, the owning, leasing, management and operation of medical facilities and other physical properties, either directly or indirectly, or in concert with others.

(b)	To engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE FOUR

The aggregate number of shares which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock of the par value of One Dollar ($1.00) per share.

ARTICLE FIVE

The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000), consisting of money, labor done or property actually received, which sum is not less than One Thousand Dollars ($1,000).

ARTICLE SIX

The street address of its initial registered office is 1601 Elm Street, c/o CT Corporation System, Dallas, Texas 75201, and the name of its initial registered agent at such address is CT CORPORATION SYSTEM.

ARTICLE SEVEN

The number of directors of the Corporation may be fixed by the By-laws.

The number of directors constituting the initial board of directors is One (1), and the name and address of the person who is to serve as such director until the first annual meeting of the shareholders or until a successor is elected and qualified are:

Name	Address
Richard M. Scrushy	c/o AMCARE, Inc. One Perimeter Park South Birmingham, Alabama 35243

ARTICLE EIGHT

The names and addresses of the incorporators are:

Name	Address
J. Brooke Johnston, Jr.	800 First National-Southern Natural Building Birmingham, Alabama 35203

Beall D. Gary, Jr.	800 First National-Southern Natural Building Birmingham, Alabama 35203

C. Drew Demaray	800 First National-Southern Natural Building Birmingham, Alabama 35203

ARTICLE NINE

The Directors of the corporation shall have the power to sell any authorized but unissued stock of any class at any time and to any person as they deem advisable, and no shareholder shall be entitled, as of right, to subscribe to or purchase any of such additional shares of stock.

IN WITNESS WHEREOF, we have hereunto set our hands, this 3rd day of April, 1985.

/s/ [J. Brooke Johnston, Jr.]
J. Brooke Johnston, Jr.

/s/ [Beall D. Gary, Jr.]
Beall D. Gary, Jr.

/s/ [C. Drew Demaray]
C. Drew Demaray

STATE OF ALABAMA	)
	)	ss:
COUNTY OF JEFFERSON	)

I, Regina R. Whatley, a notary public do hereby certify that on this 3rd day of April, 1985, personally appeared before me, J. Brooke Johnston, Jr., Beall D. Gary, Jr. and C. Drew Demaray, who each being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

/s/ [Regina R. Whatley]
Notary Public

(SEAL)

The State of Texas

Secretary of State

CERTIFICATE OF RESERVATION OF

CORPORATE NAME OF

HEALTHSOUTH OF TEXAS, INC.

THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ABOVE CORPORATE NAME HAS BEEN RESERVED IN THIS OFFICE FOR THE EXCLUSIVE USE OF

BETTYE S. COATES—SPECIALTY REHABILITATION+

FOR A PERIOD OF ONE HUNDRED TWENTY DAYS, PURSUANT TO THE PROVISIONS OF ARTICLE 2.06 OF THE TEXAS BUSINESS CORPORATION ACT.

THIS CORPORATE NAME RESERVATION DOES NOT AUTHORIZE THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.

DATED JAN. 27, 1988

/s/ [unreadable]
Secretary of State

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

SPECIALTY REHABILITATION CENTERS OF TEXAS, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE ONE. The name of the corporation is Specialty Rehabilitation Centers of Texas, Inc.

ARTICLE TWO. The following amendment to the Articles of Incorporation was adopted by the sole shareholder of the corporation on November 10, 1987.

Article One of the Articles of Incorporation is hereby amended so as to read as follows:

“ARTICLE ONE. The name of the Corporation is HEALTHSOUTH of Texas, Inc.”

The Articles of Incorporation are hereby amended by adding thereto a new Article reading as follows:

“ARTICLE TEN: A Director of the Corporation shall have no personal liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided however, that this ARTICLE TEN shall not eliminate or limit the liability of a director, except to the extent permitted by applicable law, (i) for any breach of a director’s duty of loyalty to the Corporation or its shareholders or members; (ii) for an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (iii) for a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; (iv) for an act or omission for which the liability of a director is expressly provided for by statute; or (v) for an act related to an unlawful stock repurchase or payment of a dividend. No amendment to, or repeal of, this ARTICLE TEN shall apply to, or have any effect on, the liability or alleged liability of any director for, or with respect to, any acts or omissions of such director occurring prior to amendment or repeal.

ARTICLE THREE. The number of shares of the corporation outstanding at the time of such adoption was 1,000; and the number of shares entitled to vote thereon was 1,000.

ARTICLE FOUR. The sole holder of all of the shares outstanding and entitled to vote on said amendment has signed a consent in writing adopting said amendment.

Dated January 20, 1988.

SPECIALTY REHABILITATION CENTERS OF TEXAS, INC.

By:	/s/ [Richard M. Scrushy]
Richard M. Scrushy,
Chairman of the Board, President and Chief Executive Officer